SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  -----------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        GS FINANCIAL PRODUCTS U.S., L.P.
             (Exact name of registrant as specified in its charter)



                CAYMAN ISLANDS                           52-1919759
   (State of Incorporation or Organization)           (I.R.S. Employer
                                                 Identification No.)

                 P.O BOX 896
     HARBOUR CENTRE, NORTH CHURCH STREET
         GRAND CAYMAN, CAYMAN ISLANDS                  NOT APPLICABLE
   (Address of principal executive offices)              (Zip Code)


         If this Form relates to the registration of a class of securities pursuant to Section 12(b) and is effective pursuant to General Instruction A.(c), check the following box. |X|

         If this Form relates to the registration of a class of securities pursuant to Section 12(8) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

         Securities Act registration statement file number to which this form relates: 33-99948

Securities to be registered pursuant to Section 12(b) of the Act:


   Title of each class                          Name of each exchange on which
   to be so registered                          each class is to be registered

 3% CITICORP EXCHANGEABLE
NOTES DUE AUGUST 28, 2002                           AMERICAN STOCK EXCHANGE

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of Class)

Item 1.           Description of Registrant's Securities to be
                  Registered.

                  The material set forth (i) under the caption "Description of Notes" in the Prospectus Supplement, dated January 3, 1996, to the Prospectus, dated December 28, 1995, included in the Registrant's Registration Statement on Form S-3 (No. 33-99948) and (ii) under the caption "Description of Notes" in the Registrant's Pricing Supplement related to the 3% Citicorp Exchangeable Notes due August 28, 2002 that will be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated herein by reference. Copies of such descriptions have been filed with the American Stock Exchange, Inc. (the "AMEX").

Item 2.           Exhibits.

                  As permitted by Instruction II, the following exhibits have been included in or incorporated by reference into the copy of this registration statement filed with the AMEX, but have not been included or incorporated by reference in the exhibits filed with the Securities and Exchange Commission.

1. Registrant's Annual Report on Form 10-K for the fiscal year ended November 29, 1996, without exhibits.

2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended February 28, 1997 and May 30, 1997, without exhibits.

3. The following exhibits to the Registrant's Registration Statement on Form S-1 (No. 33-71544) are incorporated herein by reference: (i) the Registrant's Certificate of Registration (Exhibit 3.1), (ii) the Registrant's Amended and Restated Limited Partnership Agreement (Exhibit 3.2(a)),
         (iii) the Amendment, dated November 24, 1993, to the Registrant's Amended and Restated Limited Partnership Agreement (Exhibit 3.2(b)), (iv) the Memorandum of Association of GS Financial Products US Co. (the "Corporate General Partner") (Exhibit 3.3), and (v) the Restated Articles of Association of the Corporate General Partner (Exhibit 3.4).

4. Indenture, dated as of October 11, 1994, between the Registrant and The Bank of New York, as trustee (incorporated herein by reference from Exhibit 4.1 to the Registrant's Form 10-Q for the quarter ended August 26, 1994).

5.       Form of the Registrant's 3% Citicorp Exchangeable Note due August 28,
         2002.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             GS FINANCIAL PRODUCTS U.S., L.P.
                                                         (Registrant)
                                                acting by its general
                                                partner GS Financial
                                                Products US Co.


                                                         By: /s/ Greg Swart
                                                         Name:  Greg Swart
                                                         Title: President

                                                For and on behalf of GS
                                                Financial Products US Co.,
                                                managing general partner of
                                                GS Financial Products U.S.,
                                                L.P.



Date: August 26, 1997